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                                                                    EXHIBIT 5.1

                            ARNALL GOLDEN GREGORY LLP
                               171 17TH STREET NW
                             ATLANTA, GEORGIA 30363

                                 April 28, 2005

Horizon PCS, Inc.
68 East Main Street
Chillicotte, Ohio 45601-0480

Ladies and Gentlemen:

         We have acted as special counsel to Horizon PCS, Inc., a Delaware corporation (the "Company"), and Horizon Personal Communications, Inc., an Ohio corporation ("HPC") and Bright Personal Communications, LLC, an Ohio limited liability company ("Bright;" Bright and HPC collectively, the "Subsidiary Guarantors"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") the Company's registered 11-3/8% Senior Notes due 2012 (the "Registered Notes") and the Subsidiary Guarantors' registered guarantee thereof (the "Registered Guarantee") for all of the Company's outstanding 11-3/8% Senior Notes due 2012 (the "Outstanding Notes") and the Subsidiary Guarantors' outstanding guarantee thereof (the "Outstanding Guarantee").

         The Outstanding Notes and Outstanding Guarantee were issued, and the Registered Notes and Registered Guarantee will be issued, pursuant to an Indenture (the "Indenture") dated as of July 19, 2004, by and among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee (the "Trustee").

         We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

         1. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act, when executed and authenticated by the Trustee in accordance with their terms and the terms of the Indenture, and delivered in exchange for the Outstanding Notes pursuant to the Indenture and the Exchange Offer, the Registered Notes will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights and remedies generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and

         2. Assuming the Registration Statement (including any amendments thereto) shall become effective under the Securities Act, when executed and authenticated by the Trustee in accordance with its terms and the terms of the Indenture, and delivered pursuant to the Indenture and the Exchange Offer, the Registered Guarantee will be the legally issued and valid and binding obligation of the Subsidiary Guarantors enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights and remedies generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.


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Horizon PCS, Inc.
April 28, 2005
Page 2

         We express no opinion as to the usury laws of the State of New York.

         Our opinion as to enforceability of the Registered Notes and the Registered Guarantees is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the Registered Notes or the Registered Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby. We express no opinion concerning federal or state securities laws.

         Our opinions herein are based solely upon the laws of the State of Georgia (without regard to conflict of law rules), the General Corporation Law of the State of Delaware, the laws of the State of New York (without regard to conflict of law rules) and the laws of the United States of America in effect at the date hereof. We render no opinion as to the effects of any future amendment, alteration, or adoption of any law, statute, rule, regulation, or ordinance, or of any future judicial interpretation thereof, or of any future amendment or alteration of the Company's or any Subsidiary Guarantor's charter or by-laws or similar organizational documents, the Documents, or any contract, agreement, instrument, judgment, or decree to which the Company or any Subsidiary Guarantor may become a party or to which it may become subject, as the case may be.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                         Sincerely,



                                         /s/ ARNALL GOLDEN GREGORY LLP